Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-116629, 333-109893, 333-159247, 333-198070, 333-176306, 333-176305, and 333-225890 on Form S-8, and Registration Statement Nos. 333-194747, 333-172849, 333-150898, 333-148911, 333-132459, 333-118907, 333-115118, 333-111650, 333-109887, 333-208674, 333-213138, 333-218112, and 333-226402 on Form S-3 of our report dated March 5, 2019 included in this Annual Report on Form 10-K of Galectin Therapeutics, Inc. and subsidiaries (the “Company”) relating to the consolidated balance sheets of the Company as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2018 and the effectiveness of internal control over financial reporting for the Company as of December 31, 2018.

/S/ CHERRY BEKAERT LLP

Atlanta, Georgia

March 6, 2019